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                                                                   Exhibit 10.21

                           HOSTING SERVICES AGREEMENT

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                                  CONFIDENTIAL
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This Hosting Services Agreement ("Agreement") is made as of August 14, 2001,
(the "Effective Date") by and between Expedia, Inc., a Washington corporation located at 13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005 ("Expedia"), and Microsoft Corporation, a Washington corporation with its chief executive offices at One Microsoft Way, Redmond, WA 98052 ("Company").

                                    Recitals

WHEREAS, Company is prepared to perform the required services pursuant to the terms and conditions set forth in this Agreement and its Exhibits.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    Agreement

1.   DEFINITIONS.

     (a) "Statement of Work" shall mean the document attached hereto as Exhibit A and incorporated by reference.

     (b) "Services" shall mean the non-exclusive facilities services performed by Company in accordance with the terms of this Agreement (the "Expedia Sites"), and as described further in the Statement of Work.

     (c) "Insolvent" shall mean a financial condition such as to make the sum of a party's debts greater than all of the party's assets, at fair valuation; or, when a party has incurred debts beyond that party's ability to pay such debts as they mature; or, when a party is engaged in a business or transaction for which the party has unreasonably small capital.

     (d) "Expedia Information" shall mean all information provided by or on behalf of Expedia to Company in accordance with this Agreement and any Expedia information obtained or created by Company in providing the Services, including, but not limited to any information found in any Report provided by Company to Expedia, any correspondence between Expedia and Company including, without limitation, e-mail transmissions.

     (e) Other Terms. Certain other terms used herein are defined in the following provisions:

         Term                           Provision
         Agreed Payment                 3(c)
         Agreement                      Paragraph 1
         Changes                        3(d)(i)
         Change Proposal                3(d)(iii)
         Collected Taxes                8(b)
         Confidential Information       5(a)

         Default                        9(b)(ii)
         Disputed Amounts               3(c)
         Effective Date                 Paragraph 1
         Exhibits                       14(g)

         Initial Term                   9(a)
         Insolvency Event of Default    9(b)(ii)(D)
         Intellectual Property          5(b)

                                       1
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        NDA                            5
        Renewal Term                   9(a)
        Required Payment               3(c)
        Reports                        2(b)
        Service Fees                   3(a), Exhibit B
        Subcontractor                  4
        Taxes                          8(b)

2.   COMPANY SERVICES.

     (a) Services. Company shall perform and assure that the Services are performed consistent with the time requirements and specifications contained in this Agreement and the Statement of Work, including, but not limited to the performance standards identified therein.

     (b) Reports. Company shall comply with all applicable time requirements in providing Expedia with the reports specified in the Statement of Work (each a "Report"), and all other information requested from time to time with respect to all Services performed.

     (c) Performance Standards

         (i) Company will have management systems in place to ensure that the specified requirements set forth in the Statement of Work are met in accordance with the performance standards set forth therein.

         (ii) Company must develop and maintain continuous improvement activity aimed at improving Company's productivity and/or ability to meet the performance standards, as specified in the Statement of Work.

         (iii) Company will meet periodically, but no less than quarterly, with Expedia to review Company's performance and any issues related to Company's compliance with the Statement of Work's performance standards.

     (d) Use of Expedia Equipment. In the event Expedia provides Company with Expedia equipment for use in the performance of Services, Company agrees to assume the risk of loss for all such Expedia equipment while in its care, custody or control. Company shall take all reasonable precautions to protect the Expedia equipment against loss, damage, theft or disappearance while in its care, custody or control. In addition, Company shall take no actions which affect Expedia's title or interest in such Expedia equipment.

     (e) Non-Exclusivity; No Minimums. Notwithstanding anything contained herein to the contrary, the parties hereto agree that nothing contained in this Agreement or the Statement of Work shall be construed as creating an exclusive relationship between the parties. Nothing in this Agreement shall prevent either Company or Expedia from entering into the same or similar relationship with others. Additionally, nothing herein shall be construed as creating a minimum commitment for business on the part of Expedia to Company.

3.   COMPANY COMPENSATION.

     (a) Service Rates. Expedia agrees to pay Company for the performance of Services in accordance with the fee schedule attached as Exhibit B or as specifically stated in the Statement of Work ("Service Fees"). In the event of a Change, pursuant to Section 3 (d) below, that reduces the scope of Services provided by Company, any applicable fixed Service Fee shall be reduced by a corresponding amount.

     (b) Invoices/Manner of Payment. Company will provide Expedia with a monthly summary invoice stating all amounts due from Expedia to Company under this Agreement. Such monthly invoice shall include the monthly total and shall be submitted by Company to Expedia, Inc., Accounts payable, 13810 SE Eastgate Way,

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Suite 400, Bellevue, WA 98005. Except for Disputed Amounts and amounts withheld in good faith by Expedia, payment shall be made by Expedia to Company on a net thirty (30) days basis after receipt of properly submitted and correct invoice(s) for Services and validation by Expedia.

     (c) Disputed Amounts. As used herein "Disputed Amounts" means amounts that are subject to a bona fide dispute raised by Expedia in writing. All Disputed Amounts that Expedia subsequently agrees in writing to pay ("Agreed Payment") or that are required to be paid pursuant to a proper court order or award from any mutually submitted arbitration ("Required Payment") shall be paid within thirty
(30) days from the date of such agreement or determination.

     (d) Revisions to Services.

         (i) Expedia Changes. Expedia reserves the right, from time to time during the term of this Agreement, to expand, supplement, modify the Statement of Work and Services hereunder (a "Change") by written notice to Company.

         (ii) Company Changes. Company may also propose Changes in order to promote efficiency, safety, security, productivity or other good business practice.

         (iii) Compensation for Change. All modifications to the amounts payable to Company as a result of any Changes shall be mutually agreed upon in good faith by Expedia and Company. Company shall provide Expedia with a written proposal explaining the increase or decrease in the Service Fees for which it shall undertake the Change in Services ("Company Change Proposal"). If Expedia accepts a Company Change Proposal, Company's Services shall be revised accordingly, which revision shall be memorialized in a written amendment signed by Company and Expedia. If Expedia rejects a Company Change Proposal, Company's Services shall not be revised, and the proposed Change shall not be performed.

         (iv) Catastrophic and/or Force Majeure Events. Services may be expanded as necessary to meet a catastrophic or force majeure event. The parties agree to make a corresponding equitable adjustment in the Services Fees within a reasonable time after the occurrence of such event based upon such expanded Services.

4. SUBCONTRACTING OF SERVICES. Company shall have the right to subcontract all or any portion of the Services to third parties ("Subcontractor") without the express written consent of Expedia. Company agrees that in the event that Company or its Subcontractor decides to move the Services from Company's facility located at Canyon Park, Company or its Subcontractor will provide Expedia with at least one hundred and eighty (180) days prior written notice of such impending move, and Expedia, in its reasonable discretion, may agree to such re-location of Services, or at its option, terminate this Agreement. Further, in the event that Company elects to change Subcontractors during the Agreement, Company agrees to provide Expedia with at least sixty (60) days prior written notice of such change. In the event that Company elects to use a Subcontractor, Company agrees to comply with all of the following conditions and requirements:

     (a) Company guarantees its Subcontractor's fulfillment of the applicable obligations imposed on Company by this Agreement; and

     (b) Company shall indemnify Expedia for all damages and/or costs of any kind, to the extent set forth in Section 7 herein, incurred by Expedia and caused by Subcontractor's fulfillment of the applicable obligations imposed on Company by this Agreement; and

     (c) Company agrees to make all payments to the Subcontractor for Services performed for which Subcontractor was hired. In the event Company fails to pay a Subcontractor for Services performed, Expedia shall have the right, but not the obligation, to pay such Subcontractor for such Services. In such case, Expedia shall have the right to offset any amounts due and owing to Company with the amounts paid to such Subcontractor. Company shall indemnify Expedia for all damages and/or costs of any kind, without limitation, incurred by Expedia caused by a failure of Company to pay a Subcontractor for Services performed.

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5.   CONFIDENTIALITY AND PROPRIETARY RIGHTS.

     (a) Scope. The parties understand and acknowledge that each of them (and their respective employees, consultants and subcontractors) may have disclosed to it, in connection with the rendition of services and performance of their obligations of this Agreement, confidential and/or proprietary information of the other party. The terms and conditions of that certain Non-Disclosure Agreement ("NDA") between the parties, dated October 1, 1999, shall apply to all such confidential and proprietary information.

     (b) Press Releases/Publicity. Company may list Expedia as a representative customer in tangible lists of representative clients delivered to potential customers and may issue press releases listing Expedia as Company's customer (in form, content and manner of distribution satisfactory to Expedia). No other publicity or press release may be made in relation to this Agreement by either party without the other party's prior written approval.

     (c) Security. In addition to the confidentiality obligations of the NDA, Company agrees to implement security procedures, to Expedia's satisfaction, based on industry standards, sufficient to prevent the disclosure of the Expedia Information, data and/or programs to unauthorized third parties. Company will also be responsible for reporting to Expedia and assisting with the resolution of any problems arising from such unauthorized access.

     (d) Ownership Rights. Both parties agree that each has and shall retain ownership rights to its own Confidential Information and that upon completion or termination of this Agreement and request from the other party, each party will return the other's Confidential Information regardless of the media in which it is stored.

6.   WARRANTIES AND REPRESENTATIONS.

     (a) By Company. Company represents and warrants to Expedia as follows:

         (i) Company has full and exclusive right and power to enter into and perform according to the terms of this Agreement, and that such performance will not violate any other agreement or applicable law.

         (ii) Services provided, including any portion performed by any Subcontractor, will comply with the terms and conditions of this Agreement and all Exhibits attached hereto. Company will be responsible for the acts and omissions of Company, its employees, agents and Subcontractors.

         (iii) Services provided in relation to this Agreement will meet the quality and performance standards established under this Agreement and the Statement of Work.

         (iv) Company shall at all times comply with its commitments and obligations as stated in this Agreement.

     (b) By Expedia. Expedia hereby represents and warrants to Company as follows:

         (i) Expedia has the full and exclusive right and power to enter into and perform according to the terms of this Agreement.

7.   LIMITATION OF LIABILITY AND INDEMNIFICATION.

     Microsoft and its subcontractors (if any), and its and their respective officers, directors, agents or designees, shall not be liable for any loss incurred by Expedia occasioned by acts performed (or not performed) by them, or advice or assistance given by them, in good faith in the performance of their duties hereunder, and in any event shall be liable only for willful wrongdoing or gross negligence and not for honest errors of judgment; provided, however, that in no event shall Microsoft or such subcontractors be held liable for any consequential damages or for any loss of profits suffered by Expedia or by any third party, and provided further that the amount of damages claimed in respect of all breaches of contract that may occur during one fiscal year in regard to Expedia shall not exceed the amount of compensation which Expedia owes and/or has paid to Microsoft for the fiscal year during which the

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breach of contract has occurred. Expedia agrees to indemnify and hold harmless
Microsoft and its subcontractors, and its and their respective officers, directors, agents and designees, from and against all costs, damages, judgments, attorneys' fees, expenses, obligations and liabilities of every kind and nature which they or any of them may incur, sustain or be required to pay in connection with or arising out of the performance of their obligations hereunder (unless such costs, damages, judgments, fees, expenses, obligations or liabilities are incurred in connection with or arise out of willful wrongdoing or gross negligence). This Section 7 shall survive the termination of this Agreement.

8.   TAXES.

     (a) The Service Fees to be paid by Expedia to Company herein do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, any state or local sales or use taxes or any value added tax or business transfer tax now or hereafter imposed on the provision of goods and services to Expedia by Company under this Agreement, regardless of whether the same are separately stated by Company. All such taxes (and any penalties, interest, or other additions to any such taxes), with the exception of taxes imposed on Company's net income or with respect to Company's property ownership, shall be the financial responsibility of Expedia. Expedia agrees to indemnify, defend and hold Company harmless from any such taxes or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such taxes.

     (b) Expedia will pay all applicable value added, sales and use taxes and other taxes levied on it by a duly constituted and authorized taxing authority on the services or other items provided under this Agreement or any transaction related thereto in each country in which the services and/or property are being provided or in which the transactions contemplated hereunder are otherwise subject to tax, regardless of the method of delivery. Any taxes that are owed by Expedia, (i) solely as a result of entering into this Agreement and the payment of the Service Fees hereunder, (ii) are required or permitted to be collected from Expedia by Company under applicable law, and (iii) are based upon the amounts payable under this Agreement (such taxes described in (i), (ii), and (iii) above are referred to herein as the "Collected Taxes"), shall be remitted by Expedia to Company whereupon, upon request, Company shall provide to Expedia tax receipts or other evidence indicating that such Collected Taxes have been collected by Company and remitted to the appropriate taxing authority. Expedia may provide to Company an exemption certificate acceptable to Company and to the relevant taxing authority (including without limitation a resale certificate) in which case, after the date upon which such certificate is received in proper form, Company shall not collect the taxes covered by such certificate.

     (c) Expedia agrees that each payment to be made hereunder shall be free of all withholding imposed by any jurisdiction, and if any such withholding is required, Expedia shall pay an additional amount such that after deduction of all amounts required to be withheld, the net amount of the payment will equal, on an after tax basis, the amount of the payment that would be due absent such withholding.

     (d) This Section 8 shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

     (e) In addition to the other undertakings of Expedia set forth in this Agreement, Expedia shall be responsible to reimburse Microsoft for any and all Washington Business and Occupation tax liability imposed on Microsoft with respect to the payments received from Expedia by Microsoft. Such reimbursement shall be paid by Expedia to Microsoft through a tax reimbursement payment. Such tax reimbursement payments shall each be in an amount such that after Microsoft pays all Business and Occupation taxes imposed with respect to both the payments required elsewhere in this Agreement, and the payments called for in this paragraph, the net amount of the aggregate of all payments made by Expedia to Microsoft under this agreement will equal, on an after tax basis, the amount of the payment that is due under this Agreement excluding this Section 8(e).

9.   TERM OF AGREEMENT; DEFAULT.

     (a) Duration. Subject to Section 9(b) hereof, the period of time during which this Agreement shall be in effect (the "Initial Term") commences on the Effective Date and shall continue for a period of four (4) years

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thereafter. This Agreement shall be renewable in one (1) year terms on the mutual written agreement of the parties ("Renewal Term").

     (b) Early Termination and Default. The Initial Term and any Renewal Term is subject to early termination of the Agreement in accordance with the following:

         (i)   This Agreement shall terminate automatically upon a Default under
Section 9(b)(ii)(D) below. Either party shall have the right to terminate this Agreement immediately upon a Default under Section 9(b)(ii)(A). Expedia may terminate this Agreement upon a Default under Section 9(b)(ii)(B) and Company may terminate this Agreement upon a Default under Section 9(b)(ii)(C), if the default has not been cured within fifteen (15) business days after the non-defaulting party provides notice to the defaulting party describing the Default(s) in reasonable detail. Company may terminate this Agreement as to Expedia upon a Default by Expedia under Section 9(b)(ii)(E). Expedia may terminate this Agreement upon a default by Company under Section 9(b)(ii)(E). Where a party terminates this Agreement under this Section 9(b)(i), such termination shall be effective on service of written notice on the other party by the party terminating.

         (ii)  Each of the following is a Default or event of default:

               (A) Company's or Expedia's failure to (i) comply with a provision of Sections 5(a), 5(b) 5(c) or 14(f);

               (B) The acquisition of a substantial part or all of Company's assets by or its merger with another company;

               (C) Expedia's failure to pay the Service Fees (excluding Disputed Amounts) as required under Section 3 of this Agreement, after the expiration of forty-five (45) days from the due date;

               (D) The occurrence of any of the following (each an "Insolvency Event of Default"): (i) any party admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of its creditors;
(ii) a proceeding is instituted, voluntarily or otherwise, by or against any party seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debt, which is not dismissed within thirty (30) days; (iii) a proceeding is initiated against any party seeking to appoint a receiver, trustee or other similar official for it or for any substantial part of its property; (iv) a party ceases to pay its debts as they become due; or (v) any party becomes Insolvent, as defined elsewhere herein; and

               (E) The failure of either party to perform any of the party's obligations contained in this Agreement, which failure has not been cured within fifteen (15) days after the non-defaulting party provides notice to the defaulting party describing the Default(s) in reasonable detail. This right of cure shall not apply to Defaults described in Section 9(b)(ii)(A) above.

         (iii) At any time following the first twelve (12) months of the Initial Term, Expedia may elect to terminate this Agreement without cause or without the occurrence of a Default, which termination shall be effective thirty
(30) days after such notice. In the event that Expedia does elect to terminate this Agreement in accordance with the terms of this Section 9(b)(iii), and as a result of such termination Company incurs actual charges, Expedia shall reimburse Company for any such actual charges that Company can verify.

     (c) Effect of Termination and Survival. Notwithstanding termination of this Agreement, Expedia shall pay to Company all Services Fees earned prior to termination that are not Disputed Amounts and each party shall return any Confidential Information or property of the other party within ten (10) days from the date of such termination. The terms and conditions of Sections 2(b), 5, 7, 8, 9(c), 9(d), 9(e), 10, 12, 14 will survive any termination or expiration of this Agreement. With respect to tax matters, the provisions of Section 8 shall survive termination until the expiration of any applicable statute of limitations or extension thereof.

     (d) Effect of Default. In the event of a Default, the parties shall have all rights and remedies provided in this Agreement or otherwise available under law as limited by this Agreement.

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     (e) Transition of Services. In the event of termination, Company will make its staff available to assist with the transition. Company will be compensated based on mutually agreeable hourly rates for these transition services.

10. RECORDS and AUDIT. Company shall keep all usual and proper records related to the Services described in this Agreement and the Statement of Work. Expedia reserves the right, upon one (3) weeks' notice, to audit Company's records and consult with Company's accountants as is reasonable for the purpose of verifying Company's compliance with the terms of this Agreement and for a period of one
(1) year thereafter, provided that any such audits shall be conducted during normal business hours in such a manner as to not unreasonably interfere with the normal business operations of Company. Any such audit shall be paid for by Expedia. Company agrees to promptly correct any deficiencies detected in the audit and shall promptly refund any overpayments disclosed by such an audit, or Expedia may, at its election, set off any such overpayment against any money subsequently due by Expedia to Company.

11. EXPEDIA TRADEMARKS. Company shall not use the Expedia name and other Expedia trademarks in connection with the performance of Services under this agreement.

12. NOTICES. Each notice required or permitted under this Agreement shall be given in writing. Such notice shall be (a) personally delivered; (b) sent by first class mail, postage prepaid and marked for delivery by certified or registered mail, return receipt requested; (c) sent by nationally-recognized overnight courier; (d) sent by facsimile; or (e) sent by electronic mail ("email"). Such notice shall be deemed delivered upon (a) personal delivery; (b) five (5) days after deposit in the U.S. mail; (c) one (1) day after deposit during business hours with a nationally recognized overnight courier; (d) upon actual confirmation of receipt of a facsimile; or (e) upon actual confirmation of receipt of an email. In each case, such notice shall be addressed to the parties listed below at their respective places of business, or at such other address of which prior written notice has been given to the addressing party.


               to Company:      Microsoft Corporation
                                One Microsoft Way
                                Redmond, WA  98052-6399
                                Attention: Director of America Services
                                Phone: (425) 882-8080
                                Fax: (425) 936-7329

               Copy to:         Law and Corporate Affairs

               to Expedia:      Expedia, Inc.

               Address:         13810 SE Eastgate Way, Suite 400
                                Bellevue, WA  98005

               Attention:       Steve Haugen

               Phone:           (425) 564-7200

               Fax:             (425) 564-7240

               Copy to:         General

               Fax:             (425) 564-7251

Either party may change the above information by giving notice to the other party pursuant to this Section 12.

13. FORCE MAJEURE. If Company or any Company Subcontractor is unable to perform the Services due to the occurrence of any force majeure event, and such inability continues for a period of one (1) month or more, Expedia shall have the right, upon notice to Company, to terminate this Agreement or with respect to any affected Services, which termination shall be effective on the date specified in Expedia's notice.

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14.  OTHER PROVISIONS

     (a) Relationship of Parties. This Agreement is not intended to create any relationship other than Company as an independent contractor performing Services covered by this Agreement and Expedia as the party contracting with Company for those services. No party is a partner for any purpose whatsoever. Company acknowledges that it is not authorized to make any contract, agreement or warranty on behalf of Expedia. Under no circumstance shall one party's employees be construed to be employees of the other party, nor shall one party's employees be entitled to participate in the profit sharing, pension or other plans established for the benefit of the other party's employees.

     (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Washington.

     (c) No Inadvertent Waiver. Failure of any party to exercise its rights under this Agreement shall not be construed as a waiver thereof and shall not prevent said party from thereafter enforcing strict compliance with any of the terms thereof.

     (d) Compliance with Applicable Law. Company shall comply at its own expense, with the provisions of all laws which are applicable to Company's performance of the Services. Expedia shall comply, at its own expense, with the provisions of all laws that are applicable to Expedia.

     (e) Binding Nature. This Agreement shall inure to and bind all successors, assigns, receivers and trustees of the respective parties hereto.

     (f) No Assignment. Each party acknowledges that the services to be rendered hereunder and each party's rights under this Agreement are personal and unique. Accordingly, each party acknowledges and covenants that it shall not and may not sell, assign, transfer, pledge or encumber any of its rights or delegate any of its duties or obligations under this Agreement without the prior written consent of the other party. This is a contract for personal services, and Expedia relies upon the qualifications, reputation and expertise of Company to perform all obligations hereunder, as well as Company's affirmative representation that it has the resources and expertise to perform all of the Services required under this Agreement.

     (g) Exhibits. The following exhibits, as amended from time to time, are incorporated into this Agreement by this reference ("Exhibits"):

                        Exhibit                   Description
                       ---------    --------------------------------------
                           A        Statement of Work
                           B        Services Fees

All references to the "Agreement" are references to this Agreement and all Exhibits, all as amended from time to time. To the extent that any provision contained in any Exhibit is inconsistent or conflicts with this Agreement exclusive of the Exhibits, the provisions of this Agreement (exclusive of the Exhibits) shall control.

     (h) Section Headings. Headings used in this Agreement are intended for convenience and shall not be deemed to supersede or modify any provisions.

     (i) Severability. If for any reason any court or governmental authority should determine, rule or decide that any clause or provision contained herein, or any similar clauses or provisions, are improper, unenforceable or violative of any rule, regulation, policy or statute, then this Agreement shall immediately be deemed amended or modified to exclude such clause or provision and the remainder of this Agreement shall continue in full force and effect.

     (j) Amendment. This Agreement may be amended only in writing signed by all parties, except that Expedia reserves the right to change, by fifteen (15) days' prior notice to Company, any Exhibit to reflect changes in Expedia' corporate campus policies, as such changes occur from time to time.

15. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all oral understandings, representations, prior discussions and preliminary agreements. Any representations, warranties, promise or conditions not expressly contained in this Agreement shall not be binding upon the parties.


EXPEDIA INC.                                MICROSOFT CORPORATION

("EXPEDIA")                                 ("Company")

By /s/ Steve Haugen                         By /s/ Clinton France
  -----------------------------------         --------------------------------

Name Steve Haugen                           Name Clinton France
    ---------------------------------           ------------------------------

Title Director of Internet Operations       Title Director
     --------------------------------            -----------------------------

Signature Date 8/15/01                      Signature Date 8/15/2001
              ---------------------                       --------------------

                                            Reviewed by
                                            Microsoft Legal
                                            /s/ Christopher Breunig 8/14/01
                                            Christopher Breunig

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                                    EXHIBIT A
                                    ---------
                                STATEMENT OF WORK
                                -----------------

THIS EXHIBIT "A" is a continuation of that certain Hosting Services Agreement (the "Agreement") by and between Expedia, Inc. ("Expedia") and Microsoft Corporation ("Company"). All capitalized terms not defined herein shall have the meanings that are ascribed in the Agreement.

Company shall provide the following Services to Expedia in accordance with the
Agreement:

Services

Company will provide to Expedia all services and support as listed and described in the Internet Hosting Services - HI 1 FY02 ("IHS") Product Portfolio, which shall be updated from time to time as set forth below. These services and support are to be provided in the Canyon Park Data Center, as per Expedia's request, through the end of Fiscal Year 2002 ("FY02"). At the end of this period, Company and Expedia will determine the need to expand delivery of services to additional Data Centers based on existing capacity in Canyon Park, and Expedia projections, said projections to be delivered by Expedia on a six month cycle, to occur on or about April and November.

Expedia will select, on a per-server basis, those services which it requires, as appropriate to the service offering ("SO") Level accorded each server, the SO to be designated by Expedia. Expedia will also select, as appropriate, all services listed as optional in the IHS Product Portfolio. Company will deliver, upon any change to the listing of services and support in the Product Portfolio, notification and content of said changes. Company will also provide updated notification and escalation path information in conjunction with Product Portfolio notifications. The change notifications and reviews will occur with a frequency of no less than six (6) months, concurrent with scheduled revision to the Product Portfolio.

In the event that Expedia requires services not assigned to a server's designated SO level, Expedia will notify Company that the server is to be promoted to the appropriate SO level. The terms and limitations of such a promotion to be as follows:

     1. Servers built out to a requested SO level must remain at that SO level or higher for a period of no less than six (6) months.

     2. Servers promoted to a higher SO level must remain at that promoted SO level or higher for a period of no less than six months.

Non-Company Data Center Standard Support:

Company will permit Expedia to deploy non-Company standard hardware and software technology into Company Data Centers barring physical constraints which prevent proper deployment. At Expedia's request, Company will review the feasibility of adopting such technology as a Company Data Center standard. Support of such technology will be determined based on the following conditions:

     1. In the event that Company determines the technology can be adopted as a Company Data Center standard, technology and support standards will be added to the Product Portfolio, and Expedia will agree to meet all support requirements as listed in the Product Portfolio,

    2. In the event that Company determines the technology cannot be adopted as a Company Data Center standard, Expedia will assume all support of the system beyond power and network connectivity.

Reporting Services:

Company will provide Expedia access to all reporting services and data delivery provided to all other Company Data Center Hosting Customers.

                                Exhibit A at 1

                                    EXHIBIT B
                                    ---------
                                  SERVICE FEES
                                  ------------

THIS EXHIBIT "B" is a continuation of that certain Services Agreement (the "Agreement") by and between Expedia, Inc. ("Expedia") and Microsoft Corporation ("Company"). All capitalized terms not defined herein shall have the meanings that are ascribed in the Agreement.

Company guarantees that the Service Fees charged to Expedia for the provision of the Services shall be at Company's cost, and shall be the same as the pricing provided to all other internal Company customers. The parties agree that the Service Fees can be adjusted by Company no more than twice annually during the term of the Agreement.

Company agrees to provide Expedia with sixty (60) days advance written notice of any price increase of more than five percent (5%). In the event that Company, itself, has less than sixty (60) days notice of such price increase, Company shall provide Expedia with notice as soon as reasonably possible.


                                Exhibit G at 1